GE Interlogix Authorized Dealer Agreement
                          SECURITY PRO Program


This Agreement is made effective as of February 19, 2003, by and between GE INTERLOGIX, INC. ("GE Interlogix') and PROGUARD PROTECTION SERVICES, INC., a Colorado corporation ("Dealer").

GE INTERLOGIX AND DEALER AGREE AS FOLLOWS:


1.  APPOINTMENT: ASSIGNED TERRITORY.
    -------------------------------

A. Subject to the terms and upon the conditions contained in this Agreement, GE Interlogix hereby grants to Dealer the non-transferable right to distribute and sell the SECURITY PRO line of security products (which are more fully described and defined as the "Program Products" in the Standard Security Pro Terms and Conditions attached to the Agreement), within the following geographic area (the "Assigned Territory"): In the state of Colorado the Counties of Eagle (2), Garfield (3) and Pitkin (2). Dealer hereby accepts such appointment and agrees to act as a dealer of the Program Products in the Assigned Territory. Dealer agrees that (i) any and all security and/or life safety products purchased by Dealer during the term of this Agreement shall be Program Products (or, if a suitable Program Products is not available, dealer shall purchase Stand Products, as such term is defined below); (ii) Dealer will not sell any Program Products for installation outside of the Assigned Territory; and (iii) Dealer has and shall maintain during the term of this Agreement all governmental licenses or permits necessary in connection with its business operations. In turn, GE Interlogix agrees that, in addition to Dealer, GE Interlogix will limit its appointment of dealers of Program products within the Assigned Territory listed above, including Dealer. Not withstanding anything to the contrary contained in this Agreement, GE Interlogix reserves the unrestricted right to sell GE Interlogix security and/or life safety products that are not Program Products (GE Interlogix "Standard Products") in the Assigned Territory directly (or indirectly) to any dealer, individual or entity.

B. GE Interlogix shall have no obligation to service, support, or ship to, a Dealer location outside the Assigned Territory.


2.  PURCHASE OF PRODUCTS.
    --------------------

Any and all security and/or life safety products purchased and/or installed by Dealer during the term of this Agreement shall be Program products (or, if a suitable Program Product is not available, Stand Products). Dealer shall purchase such Program Products (or Standard Products if a suitable Program Product is not available) directly from GE Interlogix from time to time in customary commercial quantities at the then current prices for such goods and upon GE Interlogix then current terms. The prices and terms at and upon which Program Products (or Standard Products if a suitable Program Product is not available) shall be sold to Dealer shall be provided to Dealer from time to time and, not withstanding anything contained in this Agreement to the contrary, may be changed or modified by GE Interlogix at any time, in GE Interlogix's sole and absolute discretion.

3.  SALES GOAL.
    ----------

Dealer agrees that its continued participation in GE Interlogix's authorized dealer program shall be conditioned upon achievement of certain predetermined sales performance criteria. GE Interlogix anticipates that Dealer shall purchase and install Program Products (or Standard Products if a suitable Program Product is not available) with an aggregate invoice value (excluding any amounts invoiced for freight, taxes or other third party charges) of Twelve Thousand and no/100 Dollars ($12,000.00) per month during the Initial Terms (as that term is defined below) and any Renewal Terms (as that term is defined below). The consequence of a failure by Dealer to purchase Program Products (and Standard Products if a suitable Program Product is not available) in the minimum amounts set forth in this Section 3 is (i) termination of this Agreement at GE Interlogix's sole option in accordance with Section 8 of the Standard Security Pro Terms and Conditions; or (ii) a change in the Assigned Territory and/or assignment of additional dealers of Program Products within the Assigned Territory, at GE Interlogix's sole option.


4.  TERM OF THE AGREEMTNS.
    ---------------------

A.  Initial Term.
    ------------
The initial term of this Agreement (the :Initial Term") shall commence upon execution of this Agreement by both partied hereto and shall continue in full force and effect until February 17, 2004, unless otherwise terminated in accordance with Section 8 of the Standard Security Pro Terms and Conditions. The parties hereto acknowledge and agree that the term of this Agreement, as set forth herein, shall not be impacted or affected by any prior existing agreement between GE Interlogix and Dealer or any previous conduct of GE Interlogix or Dealer.

B.  Automatic Renewal.
    -----------------
At the end of the Initial Term, GE Interlogix shall establish a new sales goal pursuant Section 3.C. above and this Agreement shall automatically renew for one (1) year period (subject to earlier termination in accordance with Section 8 of the Standard Security Pro Terms and Conditions) in the event that Dealer has purchased and installed Program Products (and Standard Products if a suitable Program Product is not available) during the twelve (12) month period ending December 17, 2003 (this date is two months prior to the end of the Initial Term), with an aggregate invoice value of at least One-Hundred-Forty-Four Thousand and no/100 Dollars ($144,000.00).

C.  Further Renewals.
    ----------------
Provided that Dealer has satisfactorily performed all of its obligation under this Agreement during the Initial Term and all previous renewal terms, GE Interlogix will renew or extend this Agreement beyond the one
(1) year renewal period set forth in Section 4.b. above upon such terms and conditions that are mutually acceptable to the parties; provided that such agreement shall be in writing, shall specifically reference this Agreement and shall specify with particularity the terms of such renewal or extension period.

5.  NOTICES.
    -------

All correspondence or other notices shall be in writing and considered delivered if sent by first class main, postage prepaid, at the address listed below:

  GE Interlogix, Inc.                Proguard Protection Services, Inc.
  2266 North Second Street           400 W main Street, Suite 12
  North St Paul, MN   55109          Aspen, CO   81611
  Attn: Security Pro Program Mgr     Attn: Frank Bauer


6.  STANDARD SECURITY PRO TERMS AND CONDITIONS.
    ------------------------------------------

Dealer and GE Interlogix acknowledge and agree that the relationship contemplated by this Agreement shall be further governed by all terms and conditions set forth in the attached Standard Security Pro Terms and Conditions, which terms and conditions are deemed to be part of this Agreement as if fully set forth in this Agreement.


7.  RELEASE OF CLAIMS.
    -----------------

In consideration of the execution of this Agreement or any renewal hereof, and of such sales of said products as GE Interlogix may make to the Dealer hereunder, the Dealer hereby releases GE Interlogix from all claims, demands, contracts, and liabilities, if any there be, as of the date of the execution of this Agreement or of any renewal hereof, except indebtedness which may be owing, and claims (a) founded upon a written contract and (b) under written warranties and product service plans issued by the Company.


8.  EXCLUSIVE TERMS.
    ---------------

THIS agreement, including the attached Standard Security Pro Terms and Conditions, any exhibits attached hereto or thereto, and documents expressly referred to herein, contains the entire agreement between GE Interlogix and Dealer and supersedes and cancels any and all other agreements, whether oral or in writing, between GE Interlogix and Dealer with respect to the matters referred to herein, including, without limitation, any promotional materials, prior pricing agreements, agreements regarding discounts, agreements regarding protected territory, and agreements regarding credit terms. Any term or condition in any purchase order, confirmation or other document furnished by Dealer that is in any way inconsistent with or in addition to the terms and conditions of the Agreement is hereby expressly rejected by both Dealer and GE Interlogix.

The parties hereto have executed this Agreement as of the date first written above.

PROGUARD PROTECTION SERVICES, INC.     GE INTERLOGIX, INC.





By: /s/  Frank R. Bauer                    By: /s/  Reed Grothe
    ------------------------------         --------------------------
    (Signature)                                Reed Grothe,
                                               Vice President of Sales


Name:  Frank R. Bauer
      ----------------------------
      (Name Typed or Printed)


Its:   President
      ----------------------------
      (Title Typed or Printed)


Date:  2/25/03
      ----------------------------

               STANDARD SECURITY PRO TERMS AND CONDITIONS

Each of the following terms and conditions are incorporated by reference as part of the GE Interlogix Authorized Dealer Program
Agreement between Dealer and GE Interlogix (the "Dealer Agreement").


1.  DEFINITIONS.
    -----------

Except as otherwise expressly set forth herein, all capitalized terms that are defined in the Dealer Agreement shall have the same meaning herein as assigned to them in the Dealer Agreement.


2.  SECURITY PRO PRODUCT LINE.
    -------------------------

The Program Products shall consist of the products described in the SECURITY PRO Dealer Price List, as the same may be amended from time to time by GE Interlogix.


3.  DELAER RELATIONSHIP.
    -------------------

A) During the term of the Sealer Agreement, Dealer my represent that it is an authorized dealer of GE Interlogix's SECURITY PRO product line. The parties understand and agree that nothing contained herein shall be deemed to create an employment, agency, franchise or other relationship between Dealer and GE Interlogix for any purpose whatsoever and that no relationship is intended or created hereby other than the relationship of independent contractors. Dealer shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, on account of, or in the name of GE Interlogix, or to legally bind GE Interlogix in any manner whatsoever. Further, Dealer acknowledges and agrees that it is not a spokesperson for GE Interlogix, and that Dealer shall not take any actions, or fail to take any actions, that indicate to any third parties that Dealer is authorized to speak on behalf of GE Interlogix.

B) This agreement is not intended to be construed as a "franchise" agreement under any present or future state or Federal laws, and if it is so construed by any court or governmental agency having jurisdiction, GE Interlogix's may terminate this Agreement forthwith upon one day's written notice, whereupon all rights and obligations of the parties hereunder shall terminate (except the right to obtain payment of any amount due for products sold and delivered by GE Interlogix).


4.  TRADEMARKS.
    ----------

A) The Dealer acknowledges that the words "General Electric" are the dominant feature of the trade name of the General Electric Company and its affiliates and that the registered marks "GENERAL 'GE' ELECTRIC" and "GE" are the principal trademarks for products manufactured and sold by the General Electric Company and its affiliates. No license is granted hereunder to use such trademarks, or any other trademark, servicemark, or trade name that is now or hereafter owned by the General Electric Company and its affiliates. Without limiting the foregoing, the Dealer specifically agrees that it will not, in any manner, use the words, "General Electric" or any imitation or variant thereof as part of the Dealer's trade name, company or firm name.

B) Subject to subparagraph 4.C. and 4.D. below, Dealer agrees to incorporate the SECURITY PRO logo in all marketing and sales materials that relate to the Program Products, including, without limitations, stickers, trucks, display advertising and other promotional materials only in the form provided by GE Interlogix, (Exhibit X), and in accordance with GE identity standards.

C) The Dealer is authorized, so long as this Agreement is in effect, to display prominently the trademarks and trade names of GE Interlogix (the "GE Interlogix Marks") applicable to products manufactured by GE Interlogix and sold to the Dealer hereunder in publications, signs and displays, vehicle markings and suitable advertising and sales promotion media, but only directly in association with names or illustrations of said products, or with said products themselves, and only in connection with its authorized distribution of Program Products. The Dealer agrees (i) to comply at all times with all rules and regulations furnished to it by GE with respect to the use of such trade marks and trade names; (ii) to identify properly the relationship with GE for said products; (iii) not to publish, cause to be published, encourage or approve any advertising or practice which might be detrimental to the good name, trademarks, good will or reputation of GE or its products; and (iv) to discontinue, upon request, any advertising or practice deemed by GE to have such effect. Dealer hereby agrees that, prior to publication of any materials that utilize the GE Interlogix Marks, it shall submit the same to the Security Pro Program Coordinator for approval. Further, Dealer agrees that no publication of the GE Interlogix Marks shall occur unless it has received the prior written approval for the publication of such items from the Security Pro Program Coordinator. Dealer acknowledges and agrees that GE Interlogix is the sole owner or licensee of all the GE Interlogix Marks and that Dealer shall make no claim to the GE Interlogix Marks, including ownership of any right or interest therein or any claim to use thereof, except as specifically authorized by the Dealer Agreement.

D) Upon the termination of this agreement, the Dealer shall discontinue all use of trademarks and trade names of GE, and shall not thereafter use any name, title or expression in connection with any business in which the Dealer nay thereafter be engaged which, in the judgment of GE, so nearly resembles any trademark or trade name or part thereof, owned by GE, as may be likely to lead to confusion or uncertainty on the part of the public.


5.  DUTIES OF DEALER.
    ----------------

A.  Promotion, Marketing and Sales.
    ------------------------------
Dealer shall use its good faith best efforts to promote, market and sell Program Products within the Assigned Territory.

B.  Resale Outside of Assigned Territory.
    ------------------------------------
Dealer agrees and acknowledges that GE Interlogix is extending to it the benefits of the SECURITY PRO Program on the basis that the SECIRITY PRO Program is applicable and available to Dealer only within the Assigned Territory, and that Program Products are made available to Dealer on the basis of Dealer's representation and agreement that such Program Products are destined for resale only to ultimate end users in the Assigned Territory. If Program products are to be sold or sold to anyone other that a bona fide end user located with the Assigned Territory, then Dealer shall so inform GS Interlogix immediately upon knowledge that this is the case.

C.  Installation.
    ------------
All installations of Program Products or GE Interlogix Stand Products by Dealer shall be performed in a workmanlike fashion I accordance with the installation instructions provided by GE Interlogix and generally accepted procedures in the industry for the professional installation of security systems. Dealer shall not install any supervised wireless security systems in the Assigned Territory other than Program Products (or Standard Products if a suitable Program Product is not available). Dealer shall ensure that any installations of Program Products (or Standard Products if a suitable Program Product is not available) are performed by personnel with the following certifications:

   i)  Burglar/CCTV/Access Control Installations.
       -----------------------------------------
       Installers: NTS Level 1 Certified
       Technicians:  NTS Level 1 Certified
       At least one (1) supervisor that meets relevant state certification requirements, but in one case less that one (1) supervisor that is NTD Level 2 Certified

  ii)  Fire Alarm Installations.
       ------------------------
       Installers:  Fire Alarm Installation Methods Certified (FAIM)
       Technicians: Fire Alarm Installation Methods Certified (FAIM) Not less than one (1) supervisor that is Fire Alarm Installation Methods Certified (FAIM) and Life Safety Course Certified or NICET Level 3 Certified

D.  Dealer Performance.
    ------------------
In addition to any other guidelines or performance criteria which Dealer must meet as is set forth herein or in the Dealer Agreement, Dealer shall do each of the following:

   i) Upon the request of GE Interlogix, provide compliance reports and applicable documentation in connection with Dealer's compliance with the terms and conditions set forth herein or in the Dealer Agreement, including but not limited to compliance with purchasing commitments, certifications of employees in accordance with Section 5 paragraph C above, and/or applicable license requirements.

  ii) Dealer shall submit to bi-annual performance reviews in order to determine Dealer's compliance with the terms and conditions set forth herein and in the Dealers Agreement. Dealer acknowledges and agrees that it shall be considered to be out of compliance if Dealer is delinquent in payments for services/products rendered to any designated program suppliers.

 iii) Compliance with sales performance criteria shall be reviewed by GE Interlogix on a calendar quarter basis. Dealer will receive a compliance warning if Dealer is not in compliance with the sales performance criteria in the first (1st) month immediately following a calendar quarter in which the sales performance criteria has not been met. In the event that Dealer has not met sales performance criteria by the end of the second (2nd) month immediately following a calendar quarter in which the sales performance criteria has not been met, Dealer may be removed from the GE Interlogix Authorized Dealer Program in accordance with the terms and conditions as set forth in Section 3 of the Dealer Agreement. GE Interlogix shall in addition to its right to remove Dealer from the GE Interlogix Authorized Dealer Program pursuant to this Section 5.C.iii, have all other rights and remedies afforded to it herein, pursuant to the Dealer Agreement, under principles of equity, and at law.

  iv) Pro Executive Group Arbitration is only available on issues related to program marketing and certification requirements as they pertain to possible removal of dealer from program and there is not liability to either GE or members of the arbitration panel for decisions they reach in any matter.

   v) Dealers who receive a program compliance warning may be asked to submit a copy of their current business plan in order to help the company evaluate the value of their market potential and effectiveness as it relates to the GE Interlogix Authorized Dealer Program.

  vi) Dealers removed from the GE Interlogix Authorized Dealer Program shall lose all privileged program suppliers pricing as well as any affiliation to the Pro Web Network or any other future Program Product or services.

 vii) Dealer acknowledges and agrees that it cannot be in any two dealer programs, with GE Interlogix or any third party, at the same time.

E)  Name and Office.
    ---------------
Dealer shall conduct business in its own name and shall maintain such other offices within the Assigned Territory as shall be necessary for performance of Dealer's obligations under the Dealer Agreement. Dealer shall not use the GE Interlogix Marks in its corporate or business name, or within its telephone greeting, letterhead, stationery or promotional items, provided that Dealer may utilize (orally or in written form) the following language at its discretion: "An authorized GE Interlogix SECURITY PRO dealer."

F)  Marketing Program.
    -----------------
Dealer shall make effective use of GE Interlogix's promotional and marketing plans, information regarding which may be made available to Dealer from time to time by GE Interlogix; provided, however, that nothing contained herein shall obligate GE Interlogix to provide marketing and/or promotional materials to Dealer. If GE Interlogix shall provide Dealer such information and /or materials directed to purchasers of Program Products or GE Interlogix Stand Products Dealer shall communicate, deliver or transfer such information or materials, as the case may be, to all such purchasers.

G)  Insurance.
    ---------
Dealer shall obtain and at all time maintain, at its sole cost and expense, (i) Commercial General Liability Insurance for bodily and property damage, including loss of use thereof, in the minimum amount of One Million and no/100 Dollars ($1,000,000.00) per occurrence, including coverage for products liability and completed operations; and
(ii) Errors and Omissions liability insurance in the minimum amount of One Million and no/100 Dollars ($1,000,000.00) per occurrence. Dealer shall provide proof of such coverage in the form of a Certificate(s) of Insurance delivered to GE Interlogix at the time of execution of the Dealer Agreement and from time to time thereafter upon request by GE Interlogix. The Certificate(s) of Insurance shall provide that GE Interlogix will receive at least thirty (30) days' prior written notice of any modification, cancellation or non-renewal of such policy(ies).

H)  Sale of Business, Etc.
    ---------------------
Dealer shall immediately notify GE Interlogix in the event it has, or proposes to, sell all or substantially all of its business assets to a third party or experiences a "Change in Control", A "Change in Control" shall be deemed to have occurred in the case of (i) any merger, consolidation or combination of Dealer with or into another corporation or other form of business entity; or (ii) any person, or any two or more persons acting as a group (other than Dealer's current majority stockholder/owner or its affiliates), and all affiliates of such person or persons shall beneficially own fifty percent (50 percent) or more of the outstanding equity interests of Dealer.

I)  Annual Dealer Conference.
    ------------------------
Dealer shall attend each annual GE Interlogix SECURITY PRO Dealer Conference which takes place during the term of the Dealer Agreement. Dealer acknowledges and agrees that it shall be solely responsible for all costs and expenses incurred by Dealer in connection with its attendance of such conferences.


6.  TERMS AND CONDITIONS OF SALE.
    ----------------------------

A)  Purchase Orders.
    ---------------
All purchase orders from Dealer shall be considered accepted only if accepted by GE Interlogix in writing or by shipment. All orders will be subject to the terms and conditions of the Dealer Agreement, including but not limited to the Terms and Conditions of Sale attached hereto as Annex A.

B)  Changes in Prices, discounts, Terms and Products.
    ------------------------------------------------
Except with respect to orders already accepted by GE Interlogix, GE Interlogix shall have the right from time to time in its absolute discretion and wither with or without advance notice to:

   i) Change the prices, discounts, terms and conditions of sale applicable to the sale of its products, including the Program Products covered by this Agreement;

  ii) Change the discounts to Dealers and other terms and conditions set forth from time to time in any Annex hereto, including but not limited to Annex A;

 iii) Withdraw, alter or supersede any one or more of the individual types or models of products, including Program Products, or add new or additional types or models of such products, including Program
Products.


7.  TERMINATION.
    -----------
Notwithstanding anything contained in the Dealer Agreement to the contrary, the Dealer Agreement may be terminated; (i) by Dealer at any time without cause upon thirty (30) days' written notice by Dealer to GE Interlogix; or (ii) by GE Interlogix at any time GE Interlogix determines, in its sole and absolute discretion, to terminate the GE Interlogix Authorized Dealer Program upon thirty (30) days' written notice by GE Interlogix to Dealer. Furthermore, notwithstanding anything contained in the Dealer Agreement to the contrary, GE Interlogix shall have the right to terminate the Dealer Agreement immediately upon occurrence of any of the following events:

A) A breach by Dealer of any of the covenants, agreements, representations or warranties set forth herein or failure of Dealer to perform any obligation or part of it hereunder, including, but not limited to, its failure to maintain applicable sales performance levels as set forth in Section 3 of the Dealer Agreement; or

B) Dealer fails to make any payments to GE Interlogix or any amounts due, when and as the same shall become due and payable by acceleration or otherwise; or

C) Dealer makes an assignment for the benefit of creditors or authorizes, initiates or consents to the initiation against it of any proceeding for a moratorium of for relief under the United States
Bankruptcy Code or any similar state law or otherwise procures a stay of enforcement against it of creditors' remedies generally; or

D) Dealer terminates its business or otherwise ceases to function as a going concern; or

E)  Dealer makes any false statement, representation or claim to GE
Interlogix; or

F) Dealer conducts its business in such a manner as to create actual or potential significant customer dissatisfaction such that, in GE Interlogix's sole and absolute discretion, the goodwill of GE
Interlogix or GE Interlogix's Marks are adversely affected; or

G) Any principal owner(s) or officer(s) of Dealer engages in any morally reprehensible act or is convicted of any crime if the commission of such act or conviction of such crime would or could, in GE Interlogix's sole and absolute discretion, adversely affect the good will of GE Interlogix or GE Interlogix's Marks; or

H) A sale of all or substantially all of Dealer's business assets to a third party or if Dealer experiences a "Change in Control" (as that term is defined in Section5.H above); or

I) Dealer engages in conduct with is unethical or otherwise inimical to the business interests of GE Interlogix.

J)  The rights and obligations of GE Interlogix and Dealer under this
Section 8 are expressly made subject to compliance with any law that applies to the termination of the Dealer Agreement.


8.  POST TERMINATION RIGHTS AND DUTIES.
    ----------------------------------

A) Upon termination or non-renewal of the Dealer Agreement; (i) Dealer shall cease to be a participant in the SECURITY PRO Program and cease to hold itself out to the public as such; (ii) Dealer shall immediately discontinue use f the GE Interlogix Marks and all GE Interlogix advertising and other material; (iii) any sum owned by either party to the other will immediately become due, and Dealer shall be obligated to ay for any orders not otherwise canceled by GE Interlogix; (iv) Dealer shall as promptly as practicable cancel all telephone and local publication listing containing the GE Interlogix Marks or suggesting that Dealer is a distributor of the Program Products; (v) GE Interlogix shall be relieved from any obligations to make further shipments and may cancel all unshipped orders for Program Products; (vi) GE Interlogix may, at its option, repurchase from Dealer at invoice price any resalable Program Products purchased from GE Interlogix; and (vii) GE Interlogix may, in its sole and absolute discretion, continue to sell GE Interlogix Stand Products to Dealer at GE Interlogix's then current prices and upon GE Interlogix's then current terms.

B) Neither GE Interlogix not the Dealer shall, by reason of the termination of this Agreement, be liable to the other for compensation, reimbursement or damages either on account of present or perspective profits on sales or anticipated sales, or on account of expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of the business or goodwill of GE Interlogix or the Dealer, or on account of any other cause or thing whatsoever, provided, however, that such termination shall not affect the rights or liabilities of the parties with respect to products previously sod hereunder or with respect to any indebtedness then owning by either party to the other. Upon termination or non-renewal of the Dealer Agreement for any reason, Dealer shall not directly or indirectly make any statements or take any actions that are or might be disparaging in any way to GE Interlogix.


9.  SURVIVAL.
    --------
Notwithstanding the termination of the Dealer Agreement, each of the parties hereto shall be required to carry out any provision hereof which contemplates performance subsequent to such termination; and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of a prior default. Without limiting the generality of the foregoing, all provisions of the Dealer Agreement with respect to trademarks (Section
4), Terms and conditions of sale (Section 6), post termination rights and duties (Section 8), indemnification and non-assertion of claims (Section 10) and confidentiality (Section 11) shall survive the expiration or termination of the Dealer Agreement for any reason.

10.  INDEMNIFICATION AND NON-ASSERTION OF CLAIMS.
     -------------------------------------------
Dealer shall indemnify, defend and hold GE Interlogix and its legal representatives, agents, employees, divisions, subsidiaries, affiliates, and their successors and assigns, and all other dealers in the GE Interlogix Authorized Dealer Program, harmless from and against any loss, claim, liability, damage or expense (including reasonable legal expenses and costs) that GE Interlogix or they may suffer, sustain or become subject to, as a result of any alleged act, omission or obligation of or by Dealer or Dealer's agents arising out of (i)the sale, installation, maintenance and/or monitoring of Program Products and/or GE Interlogix Standard Products; (ii) Dealer's operation of its business pursuant to the Dealer Agreement; or (iii) any alleged breach by Dealer of any provision of the Dealer Agreement. Dealer will reimburse any entity entitled to be indemnified hereunder for all expense (including reasonable legal expenses and costs) as they are incurred in connection with investigating or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the entity is a party. Dealer agrees not to interpose any claim, counterclaim, cross-claim or third party claim against GE Interlogix or any other participant in the GE Interlogix Authorized Dealer Program in the event any claim, action or proceeding is threatened or commenced against Dealer arising out of (i) the sale, installation, maintenance and/or monitoring of Program Products and/or GE Interlogix Standard Products; (ii) Dealer's operation of its business pursuant to the Dealer Agreement; or (iii) any alleged breach by Dealer of any provisions of the Dealer Agreement. The provisions of this Section 11 shall inure to the benefit of and apply to GE Interlogix and all other participants in the GE Interlogix Authorized Dealer Program and each of their present and future officers, directors, employees, parents, subsidiaries, affiliated entities, entities which are under common ownership or control, successors and permitted assigns, and shall be enforced to the fullest extent permitted by law and be interpreted and applied to a lesser extent, where necessary to be valid.

11.  CONFIDENTIALITY.
     ---------------
Dealer acknowledges and agrees that the trade secrets, financial information, manufacturing processes, processing steps, systems, improvements, methods, marketing information, education program information and other documents and information relating to GE Interlogix and/or to the preparation, manufacture and/or use of Program Products and GE Interlogix Standard Products, together with all special knowledge about GE Interlogix and/or Program Products and/or GE Interlogix Standard Products, which Dealer, its employees, agents, or subcontractors may currently possess or come to acquire during the term of the Dealer Agreement or thereafter (hereinafter collectively referred to as the "Confidential Information"), are the sole property of GE Interlogix absolutely and forever. Dealer further agrees that the Confidential Information shall for all time and for all purposes be regarded and kept as strictly confidential trade secrets, held in trust solely for the use and benefit of GE Interlogix, and that Dealer will not, during the term of the Dealer Agreement or at any time thereafter, either directly or indirectly use, duplicate, attempt to duplicate, divulge, make available and/or disclose any Confidential Information to any other person, entity, firm or corporation, now existing or hereafter formed, without GE Interlogix's prior written consent.
Dealer acknowledges and agrees that a breach of the confidentially obligations contained herein would cause irreparable harm to GE Interlogix. Dealer consents, acknowledges and agrees that upon any such breach, GE Interlogix shall be entitled to and may obtain, in addition to any other remedy or remedies which may be available to it, an injunction or similar remedy from any court having jurisdiction with respect thereto permanently preventing any further or subsequent breach by Dealer and/or any of its employees, agents, subcontractors or any other persons over whom Dealer has control. Dealer further acknowledges and agrees that any and all Confidential Information provided to Dealer, together with any and all copies thereof and notes relating thereto, shall be returned to GE Interlogix upon termination or expiration of the Dealer Agreement or demand by GE Interlogix. Notwithstanding any of the foregoing, Dealer acknowledges and agrees that GE Interlogix has no obligation under the Dealer Agreement to divulge Confidential Information to Dealer.


12.  MISCELLSNEOUS.
     -------------

A)  Waiver and Modification.
    -----------------------
No waiver, modification or amendments of any term, condition or provision of the Dealer Agreement shall be valid, binding or of any effect unless made in writing, signed by both GE Interlogix and Dealer and specifying with particularity the nature and extent of such waiver, modification or amendment.

B)  Consideration.
    -------------
Each of GE Interlogix and Dealer hereby agrees and acknowledges that the rights, privileges, duties and obligations created by the Dealer Agreement constitute valuable and sufficient consideration for the execution of the Dealer Agreement. Without limiting the foregoing, each of GE Interlogix and Dealer further agrees and acknowledges that, to the extent that rights, privileges, duties or obligations existing under any:

   (i) previous agreement by and between GE Interlogix and Dealer have been released or discharged in connection with the execution of the Dealer Agreement, the execution of the Dealer Agreement serves as valuable and sufficient consideration for such release of discharge; or

  (ii) existing Dealer Agreement by and between GE Interlogix and Dealer have been released or discharged in connection with the renewal of the Dealer Agreement, the renewal of the Dealer Agreement serves as valuable and sufficient consideration for such release or discharge.

C)  Benefit.
    -------
Except as otherwise provided herein, the Dealer Agreement shall inure to the benefit of and shall be binding upon parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

D)  Assignability.
    -------------
Notwithstanding anything to the contrary contained in the Dealer Agreement, Dealer shall have no right to assign, transfer, delegate, subcontract or grant to others or any right, duty or obligation under the Dealer Agreement or any interest in or to the Dealer Agreement.

E)  Headings.
    --------
Paragraph headings used herein are for convenience purposes only and shall in no way be construed to be a part of the Dealer Agreement or as a limitation of the scope of the particular sections to which they refer.


F)  Counterparts.
    ------------
The Dealer Agreement may be executed in one or more counterparts, each of which shall be deemed an original but together which shall constitute one and the same instrument.

G)  Interpretation and Severance.
    ----------------------------
The provisions of the Dealer Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part hereof as may be unenforceable or invalid shall be deemed severed from the Dealer Agreement, and the remaining provisions shall be carried out with the same force and effect as if the provision or part thereof had not been a part of the Dealer Agreement.

H)  Governing Law.
    -------------
The Dealer Agreement shall be governed and construed in accordance with the laws of the State of New York and, subject to Section 12.I below, any proceeding for the enforcement hereof shall be brought in federal or state courts located in Minnesota. Dealer and GE Interlogix consent and submit to the jurisdiction of said courts and agree that service of process may be made by registered or certified mail, or in any manner provided under New York or applicable federal law. Nothing herein shall prevent a party hereto from joining the other party as additional defendants or third-party defendants in any suit brought by or against such party in another forum if any issue in said suit relates to the matters referred to in the Dealer Agreement.

I)  Arbitration.
    -----------
Except for (i) actions by GE Interlogix to collect amounts owed to GE Interlogix by Dealer pursuant to the terms and conditions of the Dealer Agreement and any purchase orders hereunder; and (ii) claims by GE Interlogix for equitable relief in accordance with Section 12.K below, any dispute, controversy or claim arising out of or in connection with the Dealer Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, which arbitration shall take place in the City of St. Paul, Minnesota.

J)  Attorneys' Fees and Costs.
    -------------------------
In the event GE Interlogix or Dealer shall prevail in any legal action, including arbitration, arising under or relating to the Dealer
Agreement, the prevailing party shall be entitled to recover from the other all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

K)  Equitable Relief.
    ----------------
Dealer agrees that any breach of any of the terms or covenants of the Dealer Agreement will cause GE Interlogix irreparable harm for which there is no adequate remedy at law, and Dealer consents to the issuance of any injunction or other equitable relief in favor of GE Interlogix enjoining the breach of any such covenant or term. In no manner or effect shall this provision of the Dealer Agreement preclude GE Interlogix from exercising any right or remedy to which GE Interlogix may be entitled, at law or in equity, by reason of a breach by Dealer of any term or covenant of the Dealer Agreement.

                 ANNEX A - TERMS AND CONDITIONS OF SALE

Payment Terms.
-------------
All amounts payable under the Dealer Agreement shall be in U.S. dollars. All prices for Product sold by GE Interlogix to Dealer are F.O.B. shipping point. Subject to credit approval, which shall be in GE Interlogix's sole and absolute discretion, payment terms will be NEW 30 days. Invoices will be considered past due if not paid in full thirty (30) days from the date of invoice. If, at any time, Dealer's account balance with GE Interlogix extends beyond thirty (30) days, GE Interlogix may, in its sole discretion, either (i) ship product to Dealer on a C.O.D. or C.O.D. plus basis until the account is paid in full; or (ii) refuse to ship any product to Dealer until the account is paid in full.

Taxes, Duties and Tariffs.
-------------------------
All prices are exclusive of any present or future federal, state, local or other governmental taxes, duties and tariffs applicable to the sale, transportation or use of product purchased under the Dealer Agreement, all of which taxes, duties and tariffs shall be paid by Dealer.

Security Interest.
-----------------
GE Interlogix reserves, and Dealer hereby grants to GE Interlogix, a purchase money security interest in each Program Product and in each GE Interlogix Stand Product sold by GE Interlogix to Dealer in the amount of its purchase price. Any such security interest shall be satisfied by payment in full of the invoiced amount. Dealer agrees to execute any and all such other documents, including financing statements, as may be necessary for GE Interlogix to perfect such security interest. Notwithstanding the foregoing, a copy of the Dealer Agreement may be filed on behalf of GE Interlogix with the appropriate authorities at any time after signature by Dealer as and for a financing statement.

Delivery, Title and Risk of Loss.
--------------------------------
All prices for product under the Dealer Agreement are F.O.B. shipping point. GE Interlogix shall pay all ground freight charges. Notwithstanding the foregoing, Dealer shall pay expedited freight charges requested by Dealer. Title to product and risk of loss shall transfer to Dealer upon delivery of product to a common carrier or other authorized agent of Dealer.

Delivery.
--------
GE Interlogix shall use its commercially reasonable efforts to deliver all products ordered by Dealer as soon as reasonable practicable, and to treat Dealer no less favorably than it treats other GE Interlogix dealers in that regard. In the event of interruption of any such delivery due to causes beyond the reasonable control of GE Interlogix, including but not limited to fire, labor disturbances, riots, accidents, inability to obtain necessary materials or components, GE Interlogix shall have the right, in its sole and absolute discretion upon oral or written notice to Dealer, to delay or cancel such delivery. Upon receipt of such notice, Dealer shall have the option to change or cancel such orders.

Warranties.
----------
(a) GE Interlogix warrants to Dealer that products furnished hereunder will be free from defects in material and workmanship. With respect to each product furnished hereunder, the foregoing shall apply only to failures to meet said warranties which appear within a period equal to the following: two times the GE Interlogix standard warranty period in effect for such product at the date of delivery hereunder. This warranty extends only to the Dealer and does not extend to any other party. GE Interlogix is not responsible for conditions or applications over which GE Interlogix has no control. Defects or problems as a result of such conditions or applications are not the responsibility of GE Interlogix. Such conditions or applications include normal wear and tear, catastrophe, fault or negligence of the user or a party other than GE Interlogix, improper installation, application, storage, maintenance or use of products, or other causes external to products, or failure to conform to any applicable recommendations of GE Interlogix. This warranty does not cover, and GE Interlogix does not warrant, batteries or any type used in connections with other products furnished hereunder (please refer to the battery manufacturer's warranty, if any, which shall apply).

(b) If any product fails to meet the foregoing warranties, GE Interlogix shall, at its option, correct any such failure, (i) by repairing any defective or damaged part or parts of the products, or
(ii) by making available F.O.B. GE Interlogix plant or other point of shipment, any necessary repaired or replacement parts. GE Interlogix reserves the right to replace product under this Warranty with new or remanufactured product. GE Interlogix will not be responsible for labor costs of removal or reinstallation of products. The repaired or replaced product is then warranted under the terms of this Warranty for the balance of the term of this warranty or for ninety (90) days, whichever is longer.

(c) For any warranty claim, the Dealer should contact Customer Service at 1-800-777-4841 and request authorization to return the product. Customer Service will issue the Dealer a Return Merchandise Authorization (RMA) number. The Dealer shall return the product, freight prepaid, to GE Interlogix together with reference to the RMA number and a written explanation setting forth the potential defect in reasonable detail.

(d) The preceding paragraphs set forth the exclusive remedies for claims based on defect in or failure of products, whether the claim is in contract, indemnity, warranty, tort (including GE Interlogix negligence), strict liability or otherwise and however instituted.
Upon the expiration of the warranty period, a;; such liability shall terminate and Dealer shall be a reasonable time, within thirty days after the warranty period, to give written notice of any defects which appeared during the warranty period. Except as set forth in the Article entitled "Patents", the foregoing warranties are exclusive and in lieu of all other warranties, whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE SHALL APPLY.

Patents.
-------
(a) Subject to the provisions of this Article, GE Interlogix warrants that products furnished hereunder, and any part thereof, shall be delivered fee of any rightful claim of any third party for infringement of any United States patent. If notified promptly in writing and given authority, information and assistance, and contingent upon Dealer not taking any position adverse to GE Interlogix in connection with such claim, GE Interlogix shall defend, or may settle, at its expense, any suit or proceeding against Dealer so far as based on a claimed infringement which would result in a breach of this warranty and GE Interlogix shall pay all damages and costs awarded therein against Dealer due to such breach. In case any product or part thereof is in such suit held to constitute such an infringement and the use for the purpose intended of said product intended of said product or part is enjoined, GE Interlogix shall, at its expense and option, either procure for Dealer the right to continue using said product or part, or replace same with a noninfringing product or part, or modify same so it becomes noninfringing or remove the product and refund the purchase price (less reasonable depreciation for any period of use) and any transportation costs separately paid by Dealer. The foregoing state the entire liability of GE Interlogix for patent infringement by said products or any part thereof.

(b) The preceding paragraph shall not apply to any product or part specified by Dealer or manufactured to Dealer's design, or to the use of any product furnisher hereunder in conjunction with any other product in a combination not furnished by GE Interlogix as a part of this transaction. As to any such product, part, or use in such combination, GE Interlogix assumes no liability whatsoever for patent infringement and Dealer will hold GE Interlogix harmless against any infringement claims arising therefrom.

Limitation of Liability.
-----------------------
(a) GE Interlogix' liability to the Dealer on any claim of any kind, whether as a result of breach of contract, warranty, indemnity, tort (including negligence and strict liability) or otherwise, for any loss or damage arising out of, connected with, or resulting from this Agreement, or from its performance or breach thereof, or from the design, manufacture, sale, resale, installation, repair, operation or use of any products furnished under this Agreement, shall in no event (except as specifically provided in the Article entitled "Patents"0 exceed the price allocable to the specific product which gives rise to the claim. Except as to title, any such liability shall terminate upon the expiration of the applicable warranty period.

(b) In no event, whether as a result of breach of contract, warranty, indemnity, tort (including negligence and strict liability) or otherwise, shall GE Interlogix or its suppliers be liable for any special, consequential, incidental or penal damages, including, but not limited to, loss of profit or revenues, loss of use of the products or any associated equipment, damage to associated equipment, cost of capital, cost of substitute products, facilities or services, down time costs, or claims of the Dealer's customer for such damage.

(c) Unless otherwise agreed to in writing and signed by the President and CEO of GE Interlogix, products sold under this Agreement are not intended for use in connection with any nuclear facility or activity. If resold by the Dealer for such use, GE Interlogix disclaims all liability for any nuclear damage, injury or contamination, and the Dealer shall indemnify GE Interlogix against any such liability, whether as a result of breach of contract, warranty, tort (including negligence and strict liability) or otherwise.

Returns.
-------
Returns of product to GE Interlogix shall be made only in accordance with GE Interlogix's standard Repair/Return Policy, as the same may change from time to time.







Proguard Protection Services, Inc.
Oracle #48152
September 28, 2004



   ADDENDUM B (To Security Pro Contract dated November 2003 or later)
   -----------------------------------------

A.  ASSIGNED COLUMN PRICING:  Security Pro Price Column PRO3

B.  DISCOUNTED PRICING:

C.  SPECIAL SALE PRICING:

D.  OTHER PRICING:




   ADDENDUM C (To Security Pro contract dated November 2003 or later)
   -------------------------------------------

Dealer shall purchase and install Program Products (or Standard
Products, if suitable Program Product(s) are not available) with an aggregate invoice value (excluding any amount invoiced for freight, taxes or other third party charges) of:

Six thousand and no/100 Dollars ($6,000.00) per month
-----------------------------------------------

GES may establish in its sole discretion a new purchase commitment for Dealer.




   ADDENDUM to Security Pro contracts dated prior to November 2003.
   --------------------------------------------

3.  SALES GOAL.
    ----------
Dealer agrees that its continued participation in GE Interlogix/Security's authorized dealer program shall be conditioned upon achievement of certain predetermined sales performance criteria. GE Interlogix/Security anticipates that Dealer shall purchase and install Program Products (or Standard Products if a suitable Program Product is not available) with an aggregate invoice value (excluding any amounts invoiced for freight, taxes or other third party charges) of Six thousand and no/100 Dollars ($6,000) per month during the Initial Term (as that term is defined below) and any Renewal Term (as that term is defined below). The consequence of a failure by Dealer to purchase Program Products (and Standard Products if a suitable Program Product is not available) in the minimum amounts set forth in this
Section 3 is (i) termination of this Agreement at GE Interlogix/Security's sole option in accordance with Section 8 of the Standard Security Pro Terms and Conditions; or (ii) a change in the Assigned Territory and/or assignment of additional dealers of Program Products within the Assigned Territory, at GE Interlogix/Security's sole option; or (iii) a change in the pricing and/or sales commitment at GE Interlogix/Security's sole option.